Exhibit T3B. 72

ASSIGNMENT OF PARTNERSHIP INTEREST

(Arbor Place Limited Partnership)

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged this 31st day of December, 2018, Arbor Place GP, Inc., a Georgia corporation (“Assignor”), does hereby assign, transfer and convey to Multi-GP Holdings, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Partnership Interest”) described in Schedule “A” attached hereto, standing in the name of Assignor on the books of ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership (“Arbor Place LP”), together with any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of Arbor Place LP dated April 30, 1996, and any amendments thereto prior to the date hereof, if any (the “Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Agreement, as now in effect or hereafter amended, in the place and stead of Assignor and is hereby admitted as the sole general partner of Arbor Place LP.

Assignor certifies that it has full power to make this Assignment and that the Partnership Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR: Arbor Place GP, Inc., a Georgia corporation

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Chief Legal Officer

AWW Legal

The undersigned, as the remaining partner in Arbor Place LP, hereby consents to the foregoing assignment of the Partnership Interest to Assignee and consents to the admission of Assignee as a substitute sole general partner of Arbor Place LP.

CBL & Associates Limited Partnership

By:	CBL Holdings I, Inc.
Its general Partner

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Chief Legal Officer

AWW Legal

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Partnership Interest and agrees to be admitted to Arbor Place LP as a substitute general partner of Arbor Place LP and to be bound by and subject at all times to all of the terms and conditions of the Agreement as now in effect or hereafter amended, which Agreement is incorporated herein by reference.

DATED as of the 31st day of December, 2018.

ASSIGNEE:

Multi-GP Holdings, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc,
its sole general partner

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Chief Legal Officer

AWW Legal

SCHEDULE “A”

1% interest as a general partner in Arbor Place Limited Partnership, a Georgia limited partnership.